                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report:  April 9, 1998


                              CD Warehouse, Inc.
                              ------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)



           000-21887                                     73-1504999
           ---------                                     ----------
    (Commission File Number)                (I.R.S. Employer Identification No.)



 1204 Sovereign Row, Oklahoma City, OK                        73108
 -------------------------------------                        -----
(Address of principal executive offices)                   (Zip Code)

                                (405) 949-2422
                                --------------
                 (Registrant's telephone, including area code)
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ITEM 5.  OTHER EVENTS.
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     (a).   A worldwide area development agreement and certain domestic franchise development agreements were terminated in March 1999, pursuant to the terms of a settlement agreement between the Registrant, Compact Discs International, Ltd. ("CDIL") and Mark E. Kane ("Kane"), which settled various pending and threatened claims between the parties that were at issue in an arbitration proceeding filed by the Registrant on June 24, 1998 against CDIL and Kane, and an arbitration proceeding filed by the Registrant on January 26, 1999 against Kane. The settlement agreement, effective as of March 15, 1999, was signed by the parties on April 9, 1999. As a result of the settlement agreement, in addition to the termination of the agreements, Kane agreed to divest his interest in the CD Warehouse stores located in Ft. Worth and Plano, Texas by June 1999, and to sell all but 50,000 shares of common stock owned by him (with the remaining 50,000 shares escrowed to secure Mr. Kane's obligations and covenants under the settlement agreement between the parties).

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              CD WAREHOUSE, INC.
                              (Registrant)



Date:   April 14, 1999        BY: /s/ Gary D. Johnson,
                                  ------------------------------------------
                                  Gary D. Johnson,
                                  Executive Vice President and Chief Operating
                                   Officer

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